UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 20, 2010

CMR Mortgage Fund II, LLC

(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	000-52903 (Commission File Number)	20-0671528 (IRS Employer Identification No.)

62 First Street, 4th Floor San Francisco, California (Address of principal executive offices)	94105 (Zip Code)

(415) 974-1100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                            Other Events.

On April 30, 2009, CMR Mortgage Fund II, LLC (the “Fund”) filed a voluntary Chapter 11 petition pursuant to Title 11 of the United States Code thereby commencing In re CMR Mortgage Fund II, LLC, Chapter 11 case number 09-30788.  The case is pending in the U.S. Bankruptcy Court for the Northern District of California, San Francisco Division.  In the case, the Fund is the debtor in possession and no trustee has been appointed.  The Fund retains control over its assets and affairs and is authorized to operate its business within the limits of the Bankruptcy Code, 11 U.S.C. section 1107(a), Bankruptcy Rules, and applicable operating guidelines of the United States Trustee. The Fund is required to file Monthly Operating Reports with the U.S. Bankruptcy Court and the United States Trustee.  In connection therewith, attached hereto as Exhibit 99 is the Monthly Operating Report for the Month Ended June 30, 2010, filed with the U.S. Bankruptcy Court on July 20, 2010.

Item 9.01                                            Financial Statements and Exhibits.

(d)                                           Exhibits

99                                              Monthly Operating Report for June 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CMR Mortgage Fund II, LLC

	By:	California Mortgage and Realty, Inc., its Manager

Date: July 20, 2010	By:	/s/ David Choo
		Name:	David Choo
		Title:	President

EXHIBIT INDEX

Exhibit No.	Description

99	Monthly Operating Report for June 2010